Richard Coyle Partner	Chapman and Cutler LLP 320 South Canal Street, 27th Floor Chicago, Illinois 60606 T (312) 845-3724 rcoyle@chapman.com

September 26, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Bitwise Solana Staking ETF
Registration Statement on Form 8-A

Ladies and Gentlemen:

On behalf of the Bitwise Solana Staking ETF (the “Trust”), we enclose herewith for filing pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, a Registration Statement of the Trust on Form 8-A covering the Trust’s common shares of beneficial interest (the “Shares”).

The Trust filed with the Securities and Exchange Commission on or about September 26, 2025, a Registration Statement on Form S-1 (Registration No. 333-283391) to register the Shares under the Securities Act of 1933, as amended.

The Shares are being listed on Cboe BZX Exchange, Inc. and, accordingly, a copy of the Trust’s preliminary prospectus which contains a description of the Shares has been transmitted for filing with Cboe BZX Exchange, Inc.

If you have any questions concerning this filing or require any additional information, please contact me at (312) 845-3724.

Very truly yours,

Chapman and Cutler llp

By	/s/ Richard Coyle
Richard Coyle

Enclosure

Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Bitwise Solana Staking ETF
(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Montgomery Street, Suite 200 San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest of Bitwise Solana Staking ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-283391

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest (the “Shares”), of the Bitwise Solana Staking ETF (the “Trust”). An application for listing of the Shares of the Trust has been filed with and approved by Cboe BZX Exchange, Inc. A description of the Shares is contained in the Trust’s preliminary prospectus, which is a part of the Registration Statement on Form S-1 (Registration Nos. 333-283391), filed with the Securities and Exchange Commission on or about September 26, 2025. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bitwise Solana Staking ETF
Bitwise Investment Advisers, LLC, as Sponsor of the Trust

By:	/s/ Teddy Fusaro
Teddy Fusaro
Chief Operating Officer

September 26, 2025

Exhibit 1

Trust	I.R.S. Employer Identification No.
Bitwise Solana Staking ETF	39-6904527

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